                                                                    Exhibit 24.1
                             PICTURETEL CORPORATION

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ralph Takala and W. Robert Kellegrew, Jr., Esq., jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                          TITLE                                DATE
                 ---------                                          -----                                ----
/s/ NORMAN E. GAUT                               Chief Executive Officer, Chairman of the       August 31, 2000
-----------------------------------------        Board, and Director
Norman E. Gaut


/s/ CARL S. LEDBETTER                            Director                                       August 31, 2000
----------------------------------------
Carl S. Ledbetter


/s/ DAVID B. LEVI                                Director                                       August 31, 2000
---------------------------------------
David B. Levi


/s/ WERNER SCHMUCKING                            Director                                       August 31, 2000
------------------------------------
Werner Schmucking


/s/ ENZO TORRESI                                 Director                                       August 31, 2000
------------------------------------
Enzo Torresi
